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EXHIBIT 10.2

SECOND AMENDMENT TO
EQUIPMENT LEASE AGREEMENT

        This SECOND AMENDMENT TO EQUIPMENT LEASE AGREEMENT, dated as of November 20, 2002 (this "Amendment") is between BRL UNIVERSAL EQUIPMENT 2001 A, L.P., a Delaware limited partnership ("Lessor") and UNIVERSAL COMPRESSION, INC., a Texas corporation ("Lessee").

W I T N E S S E T H:

        WHEREAS, Lessor and Lessee are parties to an Equipment Lease Agreement dated as of February 9, 2001 as amended by the First Amendment to Equipment Lease Agreement dated as of October 15, 2001 between Lessor and Lessee (together with all amendments and supplements thereto, the "Lease Agreement"); and

        WHEREAS, the parties hereto desire to amend certain Sections of the Lease Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the First Amended and Restated Participation Agreement dated as of October 15, 2001 (the "Participation Agreement") among Lessee, Universal Compression Holdings, Inc., as Guarantor, Lessor, The Bank of New York, not in its individual capacity but solely as Indenture Trustee for the Tranche A Noteholders ("Indenture Trustee"), the financial institutions that may become party thereto, as Tranche B Lenders (each a "Tranche B Lender" and collectively "Tranche B Lenders"), BRL Universal Equipment Management, Inc., as Lessor General Partner, Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company, "DBTCA") as Administrative Agent for Tranche B Lenders and Indenture Trustee acting on behalf of the Tranche A Noteholders (in such capacity, "Administrative Agent") and DBTCA as Collateral Agent for Tranche B Lenders and Indenture Trustee acting on behalf of the Tranche A Noteholders (in such capacity, "Collateral Agent") the parties hereto agree as follows:

          1.    Definitions.    Unless the context otherwise requires, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth or referred to in Appendix A to the Participation Agreement, which Appendix A also includes the rules of usage and interpretation applicable hereto.

          2.    Effectiveness.    This Amendment shall become effective as of the date first written above upon the execution and delivery hereof by Lessor, Lessee, Indenture Trustee, Majority Tranche B Lenders, Collateral Agent and Administrative Agent.

          3.    Amendments.

          Section 20(a) is hereby amended and restated as follows:

            "Lessee will cause to be carried and maintained, at its sole expense, with respect to each Item of Equipment at all times during the Term thereof and for the geographic area in which such Item is at any time located and until such Item of Equipment has been returned to Lessor pursuant to Section 6, the rights and interests therein have been transferred to Lessee pursuant to Section 28.2 or 28.4 or sold to a third party pursuant to Section 28.3 (i) physical damage insurance (including theft and collision insurance) insuring against risks of physical loss or damage to the Equipment ("Property Insurance") in an amount no less than the aggregate Acquisition Costs for all Items of Equipment, provided however, such Property Insurance may have a per occurrence loss limit in an amount no less than $50,000,000 and such other sub-limits for certain perils and insurance customary for Lessee and (ii) liability insurance in the annual aggregate amount of $50,000,000 with no per occurrence limit against liability for bodily injury, death and property damage resulting from the use and operation of the Equipment (including sudden and accidental environmental pollution coverage) ("Liability

    Insurance"). In the case of each of the Property Insurance and Liability Insurance, such insurances shall also be of the types and amounts of coverage equal to or greater than the insurance coverage Lessee carries on any other similar equipment owned, managed or leased by Lessee. Neither the Property Insurance nor the Liability Insurance shall have any deductible in excess of $250,000 per occurrence. The policies of insurance required under this Section 20 shall be valid and enforceable policies issued by insurers having an A.M. Best Company rating of "A-" or better or otherwise acceptable to Administrative Agent and shall provide coverage with respect to incidents occurring anywhere in the United States. In the event that any of such Liability Insurance policies for an Item of Equipment shall now or hereafter provide coverage on a "claims-made" basis, Lessee shall continue to maintain such policies in effect for a period of not less than three (3) years after the expiration of the Term of the last Item of Equipment financed hereunder."

          4.    Miscellaneous.    Sections 30, 31 and 33 of the Lease Agreement are incorporated herein by reference mutatis mutandis.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

BRL UNIVERSAL EQUIPMENT 2001 A, L.P., as Lessor
By BRL Universal Equipment Management, Inc. Its General Partner
By	/s/ GREGORY C. GREENE Name: Gregory C. Greene Title: President
UNIVERSAL COMPRESSION, INC., as Lessee
By	/s/ RICHARD W. FITZGERALD Name: Richard W. FitzGerald Title: Senior Vice President and Chief Financial Officer
Each of the following parties hereby consents to this Amendment:
DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), as Collateral Agent, Administrative Agent and Tranche B Lender [Percentage of Tranche B Notes: 12.222222%]
By	/s/ MARCUS M. TARKINGTON Name: Marcus M. Tarkington Title: Director
THE BANK OF NEW YORK, not individually but as Indenture Trustee for Tranche A Noteholders
By	/s/ REMO J. REALE Name: Remo J. Reale Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank) as Tranche B Lender [Percentage of Tranche B Notes: 13.812457%]
By	/s/ DAVID E. HUMPHREYS Name: David E. Humphreys Title: Vice President
BANK ONE, NA (Main Office Chicago) as Tranche B Lender [Percentage of Tranche B Notes: 10.845692%]
By	/s/ DIANNE L. RUSSELL Name: Dianne L. Russell Title: Director
THE BANK OF NOVA SCOTIA, as Tranche B Lender [Percentage of Tranche B Notes: 7.195224%]
By	/s/ N. BELL Name: N. Bell Title: Senior Manager
CITADEL HILL 2000 LTD., as Tranche B Lender [Percentage of Tranche B Notes: 6.084113%]
By	Name: Title:
NATEXIS BANQUES POPULAIRES, as Tranche B Lender [Percentage of Tranche B Notes: 9.734581%]
By	/s/ TIMOTHY L. POLVADO Name: Timothy L. Polvado Title: Vice President and Group Manager
By	/s/ RENAUD J. D'HERBES Name: Renaud J. d'Herbers Title: Senior Vice President and Regional Manager

LANDMARK CDO LIMITED, as Tranche B Lender [Percentage of Tranche B Notes: 6.084113%]
By	/s/ GIL MARCHAND Name: Gilles Marchand Title: Authorized Signatory
LANDMARK II CDO, as Tranche B Lender [Percentage of Tranche B Notes: 3.650468%]
By	/s/ GIL MARCHAND Name: Gilles Marchand Title: Authorized Signatory
CSAM FUNDING I, as Tranche B Lender [Percentage of Tranche B Notes: 8.468325%]
By	Name: Title:
FIRST DOMINION FUNDING I, as Tranche B Lender [Percentage of Tranche B Notes: 10.951403%]
By	Name: Title:
FIRST DOMINION FUNDING II, as Tranche B Lender [Percentage of Tranche B Notes: 7.300935%]
By	Name: Title:
MERRILL LYNCH LONGHORN CDO II, as Tranche B Lender [Percentage of Tranche B Notes: 3.650468%]
By	Name: Title:

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  EXHIBIT 10.2
SECOND AMENDMENT TO EQUIPMENT LEASE AGREEMENT